Exhibit 99.1

Ethan Allen Interiors Inc.
Investor / Media Contact:
David R. Callen

Vice President Finance & Treasurer

203-743-8305

ETHAN ALLEN REPORTS RESULTS FOR QUARTER

ENDED DECEMBER 31, 2012

DANBURY, CT - January 22, 2013 – Ethan Allen Interiors Inc. (NYSE: ETH) today reported operating results for the three months ended December 31, 2012. Net sales in the quarter increased 4.4% over the prior year to $191.3 million. The Company's Retail division net sales increased 6.1% to $151.8 million including comparable design center growth of 4.9%. Retail division written orders recorded during the second quarter increased 1.2% over the 10.3% growth the prior year second quarter. Comparable design center written orders increased 0.1% over the 6.7% growth the prior year.

Excluding special items in both periods, net income for the quarter ended December 31, 2012 was $11.4 million or $0.39 per diluted share compared with $8.6 million or $0.30 per diluted share in the prior year period. US GAAP net income for the quarter ended December 31, 2012 was $9.8 million or $0.34 per diluted share compared with the prior year of $8.1 million or $0.28 per diluted share. A reconciliation of this GAAP to non-GAAP measure is provided in the attached table.

Farooq Kathwari, Chairman and CEO commented, “We are pleased with our results for the quarter ended December 31, 2012. Despite the challenging economic / political environment and the impact of Hurricane Sandy, our adjusted earnings per share increased 30%. Hurricane Sandy negatively impacted our written orders, delivered sales, and our manufacturing margins during the quarter. Twenty eight of our Retail division design centers and eight independent retailer locations were affected. No adjustment to earnings per share was made to reflect the impact of Hurricane Sandy which we estimate may have been approximately $0.02 to $0.03 per diluted share.”

Mr. Kathwari continued, “During the quarter we expanded our international operations by entering the European and Montreal markets. We opened design centers in Brussels, Belgium and in Montreal, Canada and invested in start up costs which negatively impacted earnings by $0.02 per diluted share. We also wrote down the carrying value of two vacant manufacturing plants which resulted in a charge of $0.03 per diluted share. We expect to exit both these vacant properties during our third fiscal quarter. These start up costs and write down charges are treated as special items in the adjusted results for the quarter.”

"We will discuss our many initiatives during the earnings call on Wednesday January 23rd. We have the opportunity to continue to grow our sales and earnings", Mr. Kathwari concluded.

Analyst Conference Call

Ethan Allen will conduct a conference call at 11:00 AM (Eastern) on Wednesday, January 23rd to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company's website at http://ethanallen.com/investors. To participate on the call, dial 866-814-1915 with conference ID# 1599997.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus two plants in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2012 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Six Months Ended
	12/31/12	12/31/11	12/31/12	12/31/11

Net sales	$191.3	$183.3	$378.7	$368.2
Gross margin	54.4%	53.6%	55.0%	53.3%
Operating margin	9.1%	7.6%	9.3%	7.5%
Operating margin (excluding special items*)	10.5%	8.5%	10.5%	7.9%
Net income	$9.8	$8.1	$19.9	$14.8
Net income (excluding special items* and unusual income tax effects)	$11.4	$8.6	$22.5	$15.8
Operating cash flow	$11.5	$4.7	$18.2	$11.0
Capital expenditures	$5.2	$8.0	$13.6	$11.4
Acquisitions	$0.0	$0.0	$0.6	$0.0
Treasury stock repurchases (settlement date basis)	$0.0	$0.0	$0.0	$0.8

EBITDA	$21.7	$18.5	$44.2	$37.1
EBITDA as % of net sales	11.3%	10.1%	11.7%	10.1%

EBITDA (excluding special items*)	$24.4	$20.2	$48.5	$38.8
EBITDA as % of net sales (excluding special items*)	12.7%	11.0%	12.8%	10.5%

Selected Financial Data by Business Segment:
	Three Months Ended		Six Months Ended
	12/31/12	12/31/11	12/31/12	12/31/11
Retail
Net sales	$151.8	$143.1	$300.9	$284.3
Operating margin	4.0%	-1.8%	2.3%	-1.4%
Operating margin (excluding special items*)	4.6%	-0.3%	3.2%	-0.7%

Wholesale
Net sales	$108.2	$106.6	$219.6	$223.0
Operating margin	8.2%	14.7%	11.3%	14.1%
Operating margin (excluding special items*)	9.9%	14.4%	12.1%	13.9%

* Special items consist of restructuring, impairment, transition charges and other certain items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Six Months Ended
	12/31/12	12/31/11	12/31/12	12/31/11

Net sales	$191,251	$183,275	$378,688	$368,196
Cost of sales	87,284	85,056	170,468	172,092
Gross profit	103,967	98,219	208,220	196,104
Selling general and administrative expenses	86,610	84,281	172,909	168,528
Operating income	17,357	13,938	35,311	27,576
Interest and other income	128	145	202	205
Interest expense	2,198	2,274	4,397	4,625
Income before income taxes	15,287	11,809	31,116	23,156
Income tax expense	5,441	3,732	11,206	8,309
Net income	$9,846	$8,077	$19,910	$14,847

Basic earnings per common share:
Net income per basic share	$0.34	$0.28	$0.69	$0.52
Basic weighted average shares outstanding	28,846	28,823	28,841	28,791

Diluted earnings per common share:
Net income per diluted share	$0.34	$0.28	$0.68	$0.51
Diluted weighted average shares outstanding	29,223	29,069	29,182	29,010

Comprehensive income:
Net income	$9,846	$8,077	$19,910	$14,847
Other comprehensive income
Currency translation adjustment	(20)	(543)	140	(2,241)
Other	15	(10)	40	(1)
Other comprehensive income (loss) net of tax	(5)	(553)	180	(2,242)
Comprehensive income	$9,841	$7,524	$20,090	$12,605

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,	June 30,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$57,267	$79,721
Marketable securities	17,869	9,005
Accounts receivable, net	11,137	14,919
Inventories	142,385	155,739
Prepaid expenses & other current assets	20,258	23,408
Total current assets	248,916	282,792

Property, plant and equipment, net	299,153	295,695
Intangible assets, net	45,128	45,128
Restricted cash and investments	15,427	15,416
Other assets	6,752	5,757

Total Assets	$615,376	$644,788

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	466	250
Customer deposits	46,676	65,465
Accounts payable	16,334	27,315
Accrued expenses & other current liabilities	52,882	58,047
Total current liabilities	116,358	151,077

Long-term debt	154,871	154,250
Other long-term liabilities	18,486	17,593
Total liabilities	289,715	322,920

Shareholders' equity	325,661	321,868

Total Liabilities and Shareholders' Equity	$615,376	$644,788

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2012 and 2011

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net Income / Earnings Per Share
Net income	$9,846	$8,077	$19,910	$14,847
Special items net of related tax effects *	1,693	1,073	2,715	1,048
Unusual income tax effects	(139)	(568)	(151)	(133)
Net income (excluding special items* and unusual income tax effects)	$11,400	$8,582	$22,474	$15,762
Basic weighted average shares outstanding	28,846	28,823	28,841	28,791
Earnings per basic share	$0.34	$0.28	$0.69	$0.52
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.40	$0.30	$0.78	$0.55

Diluted weighted average shares outstanding	29,223	29,069	29,182	29,010
Earnings per diluted share	$0.34	$0.28	$0.68	$0.51
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.39	$0.30	$0.77	$0.54

Consolidated Operating Income / Operating Margin
Operating income	$17,357	$13,938	$35,311	$27,576
Add: special items *	2,666	1,690	4,276	1,650
Operating income (excluding special items*)	$20,023	$15,628	$39,587	$29,226
Net sales	$191,251	$183,275	$378,688	$368,196
Operating margin	9.1%	7.6%	9.3%	7.5%
Operating margin (excluding special items*)	10.5%	8.5%	10.5%	7.9%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$8,892	$15,702	$24,897	$31,393
Add: special items	1,774	(368)	1,774	(368)
Wholesale operating income (excluding special items*)	$10,666	$15,334	$26,671	$31,025
Wholesale net sales	$108,172	$106,631	$219,589	$223,025
Wholesale operating margin	8.2%	14.7%	11.3%	14.1%
Wholesale operating margin (excluding special items*)	9.9%	14.4%	12.1%	13.9%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$6,017	$(2,532)	$7,065	$(4,029)
Add: special items	892	2,058	2,502	2,018
Retail operating income (loss) (excluding special items*)	$6,909	$(474)	$9,567	$(2,011)
Retail net sales	$151,827	$143,104	$300,906	$284,285
Retail operating margin	4.0%	-1.8%	2.3%	-1.4%
Retail operating margin (excluding special items*)	4.6%	-0.3%	3.2%	-0.7%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2012 and 2011

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

EBITDA
Net income	$9,846	$8,077	$19,910	$14,847
Add: interest expense, net	2,056	2,124	4,111	4,382
income tax expense	5,441	3,732	11,206	8,309
depreciation and amortization	4,360	4,593	8,966	9,582
EBITDA	$21,703	$18,526	$44,193	$37,120
Net sales	$191,251	$183,275	$378,688	$368,196
EBITDA as % of net sales	11.3%	10.1%	11.7%	10.1%

EBITDA	$21,703	$18,526	$44,193	$37,120
Add: special items*	2,666	1,690	4,276	1,650
EBITDA (excluding special items)	$24,369	$20,216	$48,469	$38,770
Net sales	$191,251	$183,275	$378,688	$368,196
EBITDA as % of net sales (excluding special items)	12.7%	11.0%	12.8%	10.5%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.